CERTIFICATE OF AMENDMENT
                       TO THE RESTATED CERTIFICATE OF INCORPORATION,
                               OF R.H. DONNELLEY CORPORATION



       R.H. Donnelley Corporation (the 'Corporation'), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the 'DGCL'), does hereby amend the Restated Certificate of Incorporation of the Corporation.


       The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.


       Article FIFTH of the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the last paragraph thereof.

       THE UNDERSIGNED, being the Vice President and Secretary of the Corporation, for the purpose of amending the Restated Certificate of Incorporation, of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 27th day of April, 1999.



                                           R.H. DONNELLEY CORPORATION



                                           By:
                                                   -------------------------
                                           Name:   Jane B. Clark
                                           Title:  Vice President and Secretary



  ATTEST:



  -------------------------
  Name:   Adam F. Wergeles
  Title:  Corporate Counsel

                              CERTIFICATE OF AMENDMENT
                    TO THE RESTATED CERTIFICATE OF INCORPORATION
                            OF R.H. DONNELLEY CORPORATION



       R.H. Donnelley Corporation (the 'Corporation'), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the 'DGCL'), does hereby amend the Restated Certificate of Incorporation of the Corporation.

       The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

       Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to include the following text after the last paragraph thereof:

     5. Reverse Stock Split. Effective as of the close of business on the date of filing this Amendment to the Restated Certificate of Incorporation (the 'Effective Time'), the filing of this Amendment, shall effect a reverse stock split (the 'Reverse Stock Split') pursuant to which each five (5) shares of common stock, par value $1 per share, of the corporation issued and outstanding, shall be combined into one (1) validly issued, fully paid and nonassessable share of common stock, par value $1 per share, of the corporation. The number of authorized shares, the number of shares of treasury stock and the par value of the common stock shall not be affected by the Reverse Stock Split. Each stock certificate that prior to the Effective Time represented shares of common stock shall, following the Effective Time, represent the number of shares into which the shares of common stock represented by such certificate shall be combined. The corporation shall not issue fractional shares or scrip as a result of the Reverse Stock Split, but shall arrange for the disposition of shares on behalf of those record holders of common stock at the Effective Time who would otherwise be entitled to fractional shares as a result of the Reverse Stock Split.



       THE UNDERSIGNED, being the Vice President and the Secretary of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation, pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 24th day of August, 1998.



                                                   R.H. DONNELLEY CORPORATION



                                                   By:
                                                         ----------------------

                                                    Name:  Jane B. Clark
                                                    Title: Vice President and
                                                           Corporate Secretary


  ATTEST:




  --------------------------

  Name:  Adam F. Wergeles
  Title:  Corporate Counsel

                              CERTIFICATE OF DESIGNATION
                                          OF
                           SERIES B PARTICIPATING CUMULATIVE
                                     PREFERRED STOCK

                                           OF

                               R.H. DONNELLEY CORPORATION

                             Pursuant to Section 151 of the
                             General Corporation Law of the
                                   State of Delaware



       We, Frank M. Colarusso, Vice President and Treasurer, and Jane B. Clark, Vice President and Corporate Secretary, of R.H. Donnelley Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware ('Delaware Law'), in accordance with the provisions thereof, DO HEREBY CERTIFY:

       That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on October 27, 1998, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:


       SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as 'Series B Participating Cumulative Preferred Stock' (the 'Series B Preferred Stock'), and the number of shares constituting such series shall be 400,000. Such number of shares of the Series B Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

       SECTION 2.  Dividends and Distributions.

              (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on March 10, June 10, September 10 and December 10 of each year (each such date being referred to herein as a 'Quarterly Dividend
       Payment Date'), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Common Stock, par value $1 per share, of the Corporation (the 'Common Stock') or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. If the Corporation shall at any time after October 27, 1998 (the 'Rights Declaration Date') pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause 2(a)
       (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series B Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series B Preferred
       Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
       The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

       SECTION 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:

              (a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

              (c) (i) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a 'default period') which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

                  (ii) During any default period, such voting right of the holders of Series B Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases,the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two
       Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Preferred Stock.

                 (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 3(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

              (d) The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series B Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.

              (e) Except as otherwise provided herein, holders of Series B Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.


       SECTION 4.  Certain Restrictions.

              (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in
       Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series B Preferred Stock shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                 (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                 (iv) redeem, purchase or otherwise acquire for value any shares of Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

       SECTION 5. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

       SECTION 6. Liquidation, Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       SECTION 7. Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       SECTION 8. No Redemption. The Series B Preferred Stock shall not be redeemable.

       SECTION 9. Rank. The Series B Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series B Preferred Stock.

       SECTION 10. Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

       IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 30th day of October, 1998.


                                                          Frank M. Colarusso



                                                          ------------------


                                                          Jane B. Clark



                                                          ------------------

                         CERTIFICATE OF OWNERSHIP AND MERGER
                                        MERGING
                                   RHD CORPORATION
                                         INTO
                          THE DUN & BRADSTREET CORPORATION
                      (PURSUANT TO SECTION 253 OF THE GENERAL
                           CORPORATION LAW OF DELAWARE)



       The Dun & Bradstreet Corporation, a Delaware corporation (the 'Corporation'), does hereby certify:

       FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

       SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of RHD Corporation, a Delaware corporation.

       THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the third day of June, 1998, determined to merge into itself RHD Corporation (the 'Merger') on the conditions set forth in such resolutions:

            RESOLVED: That the Dun & Bradstreet Corporation merge into itself its subsidiary, RHD Corporation, and assume all of said subsidiary's liabilities and obligations; and

            FURTHER RESOLVED: That upon the filing of the certificate of ownership and merger contemplated by these resolutions, and effective at the time specified in such certificate, the name of the Corporation shall be changed to R.H. Donnelley Corporation; and

            FURTHER RESOLVED: That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said RHD Corporation into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof to the Office of the Recorder of Deeds of New Castle County.

       FOURTH: that the Merger shall be effective at 5:30 p.m., Eastern Standard Time, on June 30, 1998.

       IN WITNESS WHEREOF, said The Dun & Bradstreet Corporation caused its corporate seal to be affixed and this certificate to be signed by Mitchell C. Sussis, its authorized officer, this 29th day of June, 1998.



                                                            ------------------
                                                       BY:  Mitchell C. Sussis
                                                            Secretary

                        RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                          THE DUN & BRADSTREET CORPORATION


       The name of the corporation is The Dun & Bradstreet Corporation (the 'corporation'). The corporation was originally incorporated under the name of DUN & BRADSTREET COMPANIES, INC.; the original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 6, 1973. The following Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

            'FIRST: The name of the corporation is The Dun & Bradstreet Corporation.

            SECOND: The registered office of the corporation in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing to hold the securities of other corporations and to gather, interpret, publish and/or communicate information of all kinds, and to develop, produce, manufacture, buy, sell and generally deal in products, goods, wares, merchandise and services of all kinds.

            FOURTH: (1) The total number of shares of stock which the corporation shall have authority to issue is 400,000,000 shares of common stock, par value $1 per share, and 10,000,000 shares of preferred stock, par value $1 per share.

            (2) (a) Shares of preferred stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such series from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

            (b) Each series of preferred stock

                (i)    may have such number of shares;

                (ii) may have such voting powers, full or limited, or may be without voting powers;

                (iii) may be subject to redemption at such time or times and at such prices;

                (iv) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

                (vi) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

                (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                (viii) may be entitled to the benefit of conditions and
            restrictions upon the creation of indebtedness of the corporation of any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the corporation or any subsidiary of any outstanding stock of the corporation; and

                (ix) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof;

       all as shall be stated in said resolution or resolutions providing for the issue of such preferred stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

            (c) Shares of any series of preferred stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock and to any filing required by law.


            (3) (a) Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the preferred stock, the common stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the common stock being entitled to one vote for each share held.

            (b) Subject to all of the rights of the preferred stock or any series thereof, the holders of the common stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

            (c) Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after the holders of the preferred stock or each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests, to the exclusion of the holders of the preferred stock.

            (4) No holder of shares of stock of the corporation of any class now or hereafter authorized shall be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class whatsoever, whether nor or hereafter authorized, or whether issued for cash or otherwise.

            FIFTH: The business of the corporation shall be managed by the Board of Directors except as otherwise provided by law.

            None of the directors need be a stockholder of the corporation or a resident of the State of Delaware.

            Subject to any limitations that may be imposed by the stockholders, the Board of Directors may make by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting.

            A director of the corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the corporation either as vendor, purchaser or otherwise, nor in the absence of fraud, shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member, or any corporation of which the director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that, at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm, or corporation therein and the material facts with respect thereto are disclosed or known, and there shall be present a quorum of directors or of the directors constituting such committee not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall such contract or transaction be void or voidable or affected by reason of the fact that the vote of such director or directors, who have or may have interests therein which are or might be adverse to the interests of the corporation, shall have been necessary to obligate the corporation upon such contract or transaction, nor shall any director or directors having such adverse interest be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall, at the time it was entered into, have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

            Any contract, transaction or act of the corporation or of the Board of Directors or of the Executive Committee which shall be ratified by a majority vote of the stockholders of the corporation having voting power present at any annual meeting or any special meeting called for such purpose and to whom the material facts with respect thereto are disclosed or known, shall be as valid and as binding as though ratified by every stockholder of the corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

            No more than one-fourth of the corporation's issued capital stock shall be owned of record or voted by aliens or their representatives or by a foreign corporation or representative thereof or by any corporation organized under the laws of a foreign country. The corporation shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country. The By-Laws of the corporation may contain provisions to implement this provision and to avoid the prohibition of Section 310(a) of the Federal Communications Act as now in effect or as it may hereafter from time to time be amended.

            SIXTH: (1) The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the corporation. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article SIXTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article SIXTH or otherwise.


            (2) A director of the corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent that such liability may be eliminated under the Delaware General Corporation Law as in effect from time to time.

            SEVENTH: The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.
       At the 1984 annual meeting of stockholders, four Class I directors shall be elected for a one-year term and five Class II directors for a two-year term and five Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

            Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SEVENTH unless expressly provided by such terms.

            EIGHTH: No action shall be taken by stockholders of the corporation except at an annual or special meeting of stockholders of the corporation.'

       This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

       IN WITNESS WHEREOF, THE DUN & BRADSTREET CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by CHARLES W. MORITZ, its Chairman of the Board and Chief Executive Officer, and attested by WILLIAM H. BUCHANAN, JR., its Vice President and Secretary, this 15th day of June, 1988.



                                               THE DUN & BRADSTREET
                                               CORPORATION



  [Corporate Seal]
                                                By: ---------------------------
                                                    Chairman of the Board



  Attest:



         ---------------------------
         Secretary



  State of New York    )
  County of New York   )    ss.:


       BE IT REMEMBERED that on this 15th day of June, 1988, personally came before me a Notary Public in and for the County and State aforesaid, CHARLES W. MORITZ, Chairman of the Board of THE DUN & BRADSTREET CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and that the facts stated herein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                                   ----------------------------
                                                   Notary Public

  [Notarial Seal]